Exhibit 99.1

Trans-India Acquisition Corp. Agrees to Terminate Agreement to Acquire Solar Semiconductor Ltd.

Chicago, January 21, 2009 – Trans-India Acquisition Corp. (AMEX: TIL, TIL-U, and TIL-WT) announced today that Trans-India and the stockholders of Solar Semiconductor Ltd. have mutually agreed, effective January 20, 2009, to terminate the share exchange agreement dated October 24, 2008, pursuant to which Trans-India was to have acquired at least 80% of Solar Semiconductor Ltd. The agreement is described in more detail in the Current Report on Form 8-K filed by Trans-India with the Securities and Exchange Commission on October 27, 2008. The parties mutually agreed to the termination due to the time constraints of the transaction and the current market conditions.

Forward Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements. Trans-India assumes no obligation to update any forward-looking statements.

Contact:

Trans-India Acquisition Corporation

Cliff Haigler, 512-519-9000

Chief Financial Officer

cliff@haigler.net